Exhibit 99.4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-240008 on Form S-6 of our report dated August 24, 2020, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 43, comprising Uncommon Values Trust, 2020 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
August 24, 2020